UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Meredith Corporation (“Meredith”) filed a Current Report on Form 8-K on May 3, 2021 to report that it had entered into an Agreement and Plan of Merger (“Merger Agreement”) with Gray Television, Inc., a Georgia corporation (“Gray”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Merger Sub”). Meredith is filing this Form 8-K to provide unaudited pro forma consolidated financial statements and accompanying notes of Meredith and its subsidiaries related to the transactions contemplated by the Merger Agreement. These financial statements and accompanying notes are included in Exhibit 99.1 filed herewith and incorporated by reference into this Item 8.01 and reflect adjustments to Meredith’s historical financial information to depict the sale of its local media group segment to Merger Sub. This sale will be effected by (i) a spin-off, in which Meredith shareholders will receive interests in a newly formed wholly-owned subsidiary of Meredith (“NMG SpinCo”), which will hold Meredith’s national media group and corporate functions of Meredith, followed immediately by (ii) the merger of Meredith, holding the assets of the local media group segment, with Merger Sub.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Pro Forma Financial Information

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibit attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting Meredith and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibit attached hereto regarding Meredith, Gray and NMG SpinCo that are forward-looking, including the manner in which the transactions will be effected, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Meredith, Gray, and NMG SpinCo. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Meredith or Gray. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect Meredith, Gray and NMG SpinCo, please see the risk factors contained in Gray’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and Meredith’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read Meredith’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and Gray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Meredith, Gray and NMG SpinCo. None of Meredith, Gray or NMG SpinCo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith. In connection with the transactions contemplated by the Merger Agreement, Meredith intends to file relevant materials with the SEC, including a proxy statement. In addition, NMG SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, NMG SPINCO, GRAY, MERGER SUB AND THE MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by Meredith, NMG SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Meredith may also be obtained for free from the Meredith’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Meredith’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

Meredith and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the merger and spin-off. Information about Gray’s directors and executive officers is available in Gray’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith’s directors and executive officers is available in Meredith’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement regarding the merger and spin-off that Meredith will file with the SEC and Form 10 registration statement that NMG SpinCo will file with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: August 11, 2021

Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following pro forma condensed financial statements reflect adjustments to Meredith Corporation’s (“Meredith”) historical financial information to depict the sale of its local media group (“LMG”) segment to a subsidiary of Gray Television, Inc. (“Gray”). This sale will be effected by (i) a spin-off, in which Meredith shareholders will receive interests in a newly formed wholly-owned subsidiary of Meredith (“NMG SpinCo”), which will hold Meredith’s national media group (“NMG”) and the corporate functions of Meredith, followed immediately by (ii) the merger of Meredith, holding the assets of the local media group segment, with a subsidiary of Gray (the “Transactions”)

The Transactions will be accounted for as a reverse spin-off, for reasons including that the legacy shareholders will continue to hold shares of common stock, par value $1.00 per share, of NMG SpinCo and shares of class B common stock, par value $1.00 per share, of NMG SpinCo and not shares of common stock, par value $1.00 per share, of Meredith (“Meredith Common Stock”) or shares of class B common stock, par value $1.00 per share, of Meredith (“Meredith Class B Stock”) and that senior management will continue to manage NMG SpinCo and not Meredith. The resulting accounting treatment is as though LMG is spun off and acquired by Gray, to leave behind NMG SpinCo, comprising NMG and the corporate functions, which is the reverse of the legal form of the Transactions.

The pro forma condensed financial statements include the following pro forma adjustments to the historical financial information of Meredith:

•	Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Transactions and other related transactions as follows:

•	in the pro forma condensed balance sheet, as though they occurred as of March 31, 2021; and

•	in the pro forma condensed statements of earnings (loss), the effects of the above pro forma balance sheet adjustments assuming those adjustments were made as of July 1, 2019.

•	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of NMG SpinCo as an autonomous entity.

Related transactions include certain other equity transactions that have occurred during or after the periods presented herein and are described in the notes to the pro forma condensed financial statements. The pro forma condensed statements of earnings (loss) for the years ended June 30, 2019 and 2018 present LMG on a discontinued operations basis because that presentation is not yet required in the historical financial statements for those periods.

The pro forma adjustments are based on factually supportable and available information and certain assumptions that management believes are reasonable. In the opinion of management, all necessary adjustments have been made in preparing the pro forma condensed financial statements. However, such adjustments are estimates and actual experience may differ from expectations. The pro forma condensed financial statements presented do not purport to represent what the results of operations or financial position of NMG SpinCo would actually have been had the Transactions and related transactions occurred on the dates noted above, or to project the results of operations or financial position of NMG SpinCo for any future periods. The pro forma condensed balance sheet does not give effect to, for example, cash generated by or used in operations, or collection of long-term receivables, after March 31, 2021.

The pro forma condensed financial statements have been derived from the historical audited consolidated financial statements of Meredith included in its Annual Report on Form 10-K for the year ended June 30, 2020, and from the historical unaudited condensed consolidated financial statements of Meredith included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

The pro forma condensed financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of Meredith included in its Annual Report on Form 10-K for the year ended June 30, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2021

		Transaction Accounting Adjustments
Assets	(a) As Originally Reported	(b) Separation Adjustments	(c) Other		Pro Forma
(In millions)
Current assets
Cash and cash equivalents	$230.7	$(0.1)	$(67.0) (854.2) 751.2 (35.6)	(1) (2) (3) (4)	$25.0
Accounts receivable, net	486.4	(138.1)	—		348.3
Inventories	28.9	—	—		28.9
Current portion of subscription acquisition costs	205.5	—	—		205.5
Other current assets	61.4	(9.5)	—		51.9
Total current assets	1,012.9	(147.7)	(205.6)		659.6
Property, plant, and equipment	899.0	(367.0)	—		532.0
Less accumulated depreciation	(531.0)	247.6	—		(283.4)
Net property, plant, and equipment	368.0	(119.4)	—		248.6
Operating lease assets	379.8	(18.9)	—		360.9
Subscription acquisition costs	181.0	—	—		181.0
Other assets	290.0	(6.8)	(3.2)	(3)	280.0
Intangible assets, net	1,568.3	(720.0)	—		848.3
Goodwill	1,719.2	(81.4)	—		1,637.8
Total assets	$5,519.2	$(1,094.2)	$(208.8)		$4,216.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)

As of March 31, 2021

		Transaction Accounting Adjustments
Liabilities and Shareholders’ Equity	(a) As Originally Reported	(b) Separation Adjustments	(c) Other				Pro Forma
(In millions except per share data)
Current liabilities
Current portion of long-term debt	$4.1	$—	$(4.1 18.1)		(2 (3	) )	$18.1
Current portion of operating lease liabilities	36.1	(1.9)	—				34.2
Accounts payable	141.7	(30.0)	—				111.7
Accrued expenses and other liabilities	188.5	(47.6)	76.2		(5)		217.1
Current portion of unearned revenues	376.2	(3.7)	—				372.5
Total current liabilities	746.6	(83.2)	90.2				753.6
Long-term debt	2,740.2	—	(2,740.2 733.1)		(2 (3	) )	733.1
Operating lease liabilities	441.2	(17.2)	—				424.0
Unearned revenues	223.7	—	—				223.7
Deferred income taxes	468.6	—	(76.2)		(5)		392.4
Other noncurrent liabilities	205.0	(10.7)	—				194.3
Total liabilities	4,825.3	(111.1)	(1,993.1)				2,721.1
Shareholders’ equity
Series preferred stock, par value $1 per share	—	—	—				—
Common stock, par value $1 per share	40.5	—	—				40.5
Class B stock, par value $1 per share, convertible to common stock	5.1	—	—				5.1
Additional paid-in capital	243.0	—	(67.0)		(1)		182.3
			6.3		(7)
Retained earnings	469.6	(981.7)	1,692.2 983.1 (824.0 (6.3	) )	(4 (4 (6 (7	) ) ) )	1,332.9
Accumulated other comprehensive loss	(64.3)	(1.4)	—				(65.7)
Total shareholders’ equity	693.9	(983.1)	1,784.3				1,495.1
Total liabilities and shareholders’ equity	$5,519.2	$(1,094.2)	$(208.8)				$4,216.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Nine months ended March 31, 2021

		Transaction Accounting Adjustments
(In millions except per share data)	(a) As Originally Reported	(b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues
Advertising related	$1,187.2	$(395.4)	$—		$—	$791.8
Consumer related	1,016.1	(281.7)	—		—	734.4
Other	56.2	(10.8)	—		—	45.4
Total revenues	2,259.5	(687.9)	—		—	1,571.6
Operating expenses
Production, distribution, and editorial	759.8	(272.7)	—		—	487.1
Selling, general, and administrative	946.5	(123.7)	(7.6)	(8)	9.3	824.5
Acquisition, disposition, and restructuring related activities	(67.5)	(7.3)	—		—	(74.8)
Depreciation and amortization	134.4	(22.0)	—		—	112.4
Total operating expenses	1,773.2	(425.7)	(7.6)		9.3	1,349.2
Income from operations	486.3	(262.2)	7.6		(9.3)	222.4
Non-operating income, net	7.9	(0.7)	—		0.3	7.5
Interest expense, net	(140.7)	0.1	104.9	(3)	—	(35.7)
Earnings from continuing operations before income taxes	353.5	(262.8)	112.5		(9.0)	194.2
Income tax expense	(83.6)	67.0	(28.7)	(9)	2.3	(43.0)
Earnings from continuing operations	$269.9	$(195.8)	$83.8		$(6.7)	$151.2
Earnings from continuing operations attributable to common shareholders	$256.3	$(195.8)	$83.8 11.5	(1)	$(6.7)	$149.1
Basic earnings per share attributable to common shareholders
Continuing operations	$5.55					$3.23
Basic average common shares outstanding	46.2					46.2
Diluted earnings per share attributable to common shareholders
Continuing operations	$5.53					$3.22
Diluted average common shares outstanding	46.3					46.3

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended June 30, 2020

		Transaction Accounting Adjustments
(In millions except per share data)	(e) As Originally Reported	(b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues
Advertising related	$1,399.0	$(330.0)	$—		$—	$1,069.0
Consumer related	1,348.7	(347.9)	—		—	1,000.8
Other	100.9	(13.5)	—		—	87.4
Total revenues	2,848.6	(691.4)	—		—	2,157.2
Operating expenses
Production, distribution, and editorial	1,047.6	(342.9)	—		—	704.7
Selling, general, and administrative	1,259.1	(145.2)	6.3 (6.7)	(7) (8)	14.8	1,128.3
Acquisition, disposition, and restructuring related activities	26.8	(2.3)	—		—	24.5
Depreciation and amortization	219.9	(34.3)	—		—	185.6
Impairment of goodwill and other long-lived assets	389.3	(22.3)	—		—	367.0
Total operating expenses	2,942.7	(547.0)	(0.4)		14.8	2,410.1
Loss from operations	(94.1)	(144.4)	0.4		(14.8)	(252.9)
Non-operating income, net	(1.3)	(1.0)	—		0.4	(1.9)
Interest expense, net	(145.8)	1.2	(17.0)	(3)	—	(161.6)
Loss from continuing operations before income taxes	(241.2)	(144.2)	(16.6)		(14.4)	(416.4)
Income tax benefit	32.2	36.8	4.2	(9)	3.7	76.9
Loss from continuing operations	$(209.0)	$(107.4)	$(12.4)		$(10.7)	$(339.5)
Loss from continuing operations attributable to common shareholders	$(450.7)	$(107.4)	$(12.4 2.9 1.8)	(1) (10)	$(10.7)	$(576.4)
Basic loss per share attributable to common shareholders
Continuing operations	$(9.85)					$(12.61)
Basic average common shares outstanding	45.7					45.7
Diluted loss per share attributable to common shareholders
Continuing operations	$(9.85)					$(12.61)
Diluted average common shares outstanding	45.7					45.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended June 30, 2019

(In millions except per share data)	(e) As Originally Reported	(f) Reclassification Adjustments	Pro Forma
Revenues
Advertising related	$1,686.6	$(448.6)	$1,238.0
Consumer related	1,416.8	(316.4)	1,100.4
Other	85.1	(9.1)	76.0
Total revenues	3,188.5	(774.1)	2,414.4
Operating expenses
Production, distribution, and editorial	1,161.2	(320.7)	840.5
Selling, general, and administrative	1,350.0	(148.4)	1,201.6
Acquisition, disposition, and restructuring related activities	100.9	(1.0)	99.9
Depreciation and amortization	247.6	(32.1)	215.5
Impairment of goodwill and other long-lived assets	41.8	—	41.8
Total operating expenses	2,901.5	(502.2)	2,399.3
Income from operations	287.0	(271.9)	15.1
Non-operating income, net	24.2	(2.2)	22.0
Interest expense, net	(170.6)	—	(170.6)
Income (loss) from continuing operations before income taxes	140.6	(274.1)	(133.5)
Income tax benefit (expense)	(11.5)	69.9	58.4
Earnings (loss) from continuing operations	$129.1	$(204.2)	$(75.1)
Earnings (loss) from continuing operations attributable to common shareholders	$50.8	$(204.2)	$(153.4)
Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$1.12		$(3.39)
Basic average common shares outstanding	45.3		45.3
Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$1.12		$(3.39)
Diluted average common shares outstanding	45.5		45.3

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Meredith Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended June 30, 2018

(In millions except per share data)	(e) As Originally Reported	(f) Reclassification Adjustments	Pro Forma
Revenues
Advertising related	$1,190.7	$(375.7)	$815.0
Consumer related	921.3	(270.9)	650.4
Other	152.2	(5.5)	146.7
Total revenues	2,264.2	(652.1)	1,612.1
Operating expenses
Production, distribution, and editorial	868.0	(287.7)	580.3
Selling, general, and administrative	987.5	(149.2)	838.3
Acquisition, disposition, and restructuring related activities	170.1	(0.4)	169.7
Depreciation and amortization	129.0	(31.3)	97.7
Impairment of goodwill and other long-lived assets	22.7	—	22.7
Total operating expenses	2,177.3	(468.6)	1,708.7
Income (loss) from operations	86.9	(183.5)	(96.6)
Non-operating income (expense), net	0.7	(2.5)	(1.8)
Interest expense, net	(97.2)	—	(97.2)
Loss from continuing operations before income taxes	(9.6)	(186.0)	(195.6)
Income tax benefit	123.6	47.4	171.0
Earnings (loss) from continuing operations	$114.0	$(138.6)	$(24.6)
Earnings (loss) from continuing operations attributable to common shareholders	$81.0	$(138.6)	$(57.6)
Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$1.80		$(1.28)
Basic average common shares outstanding	44.9		44.9
Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$1.79		$(1.28)
Diluted average common shares outstanding	45.2		44.9

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Amounts as originally reported by Meredith in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

(b)

Represents the elimination of the net assets and results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment but will be transferred to NMG immediately prior to the Transactions, together with certain other associated net assets that will be transferred in the Transactions.

(c)	Other transaction related pro forma adjustments are as follows:

(1)

On June 30, 2021, Meredith paid $67.0 million to redeem warrants to purchase up to 1,625,000 shares of Meredith Common Stock. The redemption of the warrants results in a $26.0 million reduction to the cash payment described in note (2) below. Income historically attributable to the redeemed warrants and eliminated in the pro forma condensed statements of earnings (loss) was as follows:

(In millions)	Nine months ended March 31, 2021	Year ended June 30, 2020
Income attributable to warrants	$9.0	$2.8

For the nine months ended March 31, 2021, an additional adjustment of $2.5 million is included to give effect to a redistribution of unallocated earnings to common shareholders that results from redemption of the warrants and settlement of other share-based compensation awards which historically participated in unallocated earnings. For the year ended June 30, 2020, an additional adjustment of $0.1 million is included to give effect to the elimination of dividends historically distributed on share-based compensation awards expected to be settled in the transaction.

(2)

NMG SpinCo is required to make a cash payment of an amount that will result in the net debt (calculated as outstanding principal plus debt breakage fees minus LMG cash on hand to be transferred in the Transactions to Gray) being equal to $1,975.0 million, as adjusted for Meredith equity awards retired or issued prior to closing and as may be further adjusted downward for unpaid expenses incurred by Meredith. The cash payment depicted in the pro forma condensed financial statements is calculated as set forth below:

(In millions)
Carrying value of long-term debt at March 31, 2021
Current portion of long-term debt	$4.1
Long-term debt	2,740.2
Total long-term debt		$2,744.3
Unamortized discount and debt issuance costs relating to debt repaid in connection with the Transactions		48.0
Debt breakage fees		63.0
Pro forma closing net debt amount		2,855.3
Adjusted target net debt
Target net debt	1,975.0
Adjustment for warrant redemption – See note (1)	26.0
less: Adjusted target net debt		(2,001.0)
Debt repaid with NMG SpinCo cash		854.3
Adjustment for LMG cash on hand at March 31, 2021		(0.1)
Net cash payment required		$854.2

(3)	Represents the impact of new debt facilities entered into by NMG SpinCo, as follows:

	Pro forma outstanding as of March 31, 2021 (In millions)				Pro forma interest expense[2] (In millions)

Facility	Principal balance	Unamortized debt issuance costs	Carrying value	Interest terms[1]	Nine months ended March 31, 2021	Year ended June 30, 2020
$725 million term loan	$725.0	$(23.5)	$701.5	L+5.25%[3]	$32.6	$44.3
$200 million revolving credit facility	56.2	(6.5)	49.7	L+5.25%	3.2	4.3
Total long-term debt	781.2	(30.0)	751.2		$35.8	$48.6

Current portion of long-term debt	(18.1)	—	(18.1)
Long-term debt	$763.1	$(30.0)	$733.1

1 L is an abbreviation for London Interbank Offered Rate (“LIBOR”) [2] Includes amortization of deferred debt issuance costs [3] LIBOR subject to a floor of 0.50%

The extent to which the revolving credit facility is funded at closing will be dependent on the amount of the required cash payment described in note (2) above and available cash on hand as of that date, which will be impacted by factors including cash flows generated from or used in operations and collections of long-term receivables prior to closing. On a pro forma basis, giving consideration to historical cash on hand as of March 31, 2021, the required funding of the revolving credit facility is $56.2 million, calculated as follows:

(In millions)
Debt repaid with NMG SpinCo cash		$854.2
less: Cash on hand as of March 31, 2021		(230.6)
Other cash expenditures
Warrant redemption	$67.0
Estimated transaction fees	32.0
Settlement of share-based awards	3.6
Total other cash payments		102.6
Pro forma NMG SpinCo cash balance as of March 31, 2021		25.0
Required net borrowing		751.2
Debt issuance costs		30.0
Required gross borrowing		781.2
Term loan proceeds		(725.0)
Funding of revolving credit facility		$56.2

Pro forma adjustments to interest expense are calculated as follows:

(In millions)	Nine months ended March 31, 2021	Year ended June 30, 2020
Interest expense on historical debt facilities	$(140.7)	$(145.8)
Interest expense on new debt facilities	35.8	48.6
Debt extinguishment costs	—	63.0
Acceleration of amortization of debt issuance costs relating to debt repaid in connection with the Transactions	—	48.0
Acceleration of amortization of debt issuance costs relating to terminated revolving credit facility ($0 outstanding)	—	3.2
Net interest expense adjustment	$(104.9)	$17.0

The impact of a 1/8% increase or decrease in LIBOR on the new debt facilities would be as follows:

	Pro forma interest expense after a 1/8% change in LIBOR (In millions)
	Nine months ended March 31, 2021		Year ended June 30, 2020
Facility	Increase	Decrease	Increase	Decrease
$725 million term loan	$32.6	$32.6	$44.3	$44.3
$200 million revolving credit facility	3.3	3.2	4.4	4.3
Total	$35.9	$35.8	$48.7	$48.6

(4)	The gain on disposal is calculated as follows:

(In millions)
Cash consideration of $16.99 per share paid by Gray and distributed to holders of Meredith Common Stock and Meredith Class B Stock		$824.0
Adjusted target net debt satisfied by Gray		2,001.0
Net consideration		2,825.0
LMG cash on hand sent to Gray in Transactions		0.1
Assets and liabilities disposed of
Assets	$1,094.2
Liabilities	(111.1)
less: Net assets disposed of		(983.1)
Unamortized discount and debt issuance costs		(51.2)
Debt breakage fees		(63.0)
Other transaction-related expenses
Estimated transaction fees[1]	(32.0)
Settlement of share-based awards[2]	(3.6)
Total other transaction-related expenses		(35.6)
Pro forma gain on disposal		$1,692.2

[1]   Transaction fees do not include advisor fees that are not contingent upon consummation of the Transactions

[2]   Amounts paid out for share-based compensation related to unvested NMG SpinCo awards held by LMG employees

As a result of the legal form of the Transactions, it is anticipated that the gain on disposal will not result in incremental corporate income tax expense. Accordingly, the pro forma gain on sale has not been reduced by an income tax charge.

(5)

Represents the establishment of a $76.2 million deferred tax asset related to NMG SpinCo unearned subscription revenue that is recognized for income tax purposes as a result of the Transactions and results in a corresponding income tax payable.

(6)	Represents cash distribution to shareholders of net proceeds from the Transactions.

(7)	Represents the effects of acceleration of share-based compensation expense for employees remaining with NMG SpinCo related to Meredith awards being canceled and paid out.

(8)	Represents reduction of share-based compensation expense for employees remaining with NMG SpinCo that is expected to result from the modification of awards in connection with the Transactions.

(9)	Represents income tax effects of all required adjustments using the Meredith’s statutory rate of 25.5% during the periods presented.
(10)

On June 30, 2020, Meredith redeemed all of its outstanding Series A preferred stock. Accordingly, the preferred stock is not contemplated in the Transactions. This adjustment gives effect to the redemption as of July 1, 2019 in the pro forma condensed statements of earnings (loss).

(d)

Represents incremental costs that, in the absence of action to avoid such costs (i.e., management’s intent to implement cost-savings initiatives to reduce the corporate burden on the business), would be expected to be incurred by NMG SpinCo as a standalone entity. The expenses include selling, general, and administrative corporate costs of Meredith that were historically allocated to LMG.

(e)	Amounts as originally reported by Meredith in its Annual Report on Form 10-K for the year ended June 30, 2020.

(f)

Represents the elimination from continuing operations of the results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment, but will be transferred to NMG immediately prior to the Transactions. As LMG is being disposed of in a spin-off transaction rather than by sale, those operations are not yet required to be presented as discontinued operations in the historical financial statements and accordingly are reclassified herein on a pro forma basis.